Exhibit 99.1

INTERMOST CORPORATION AND STARWIN MEDIA GROUP. AGREE TO MERGE

Shenzhen, China - February 9, 2005/Xinhua-PR Newswire-First Call/

SHENZHEN, CHINA, FEB 9, 2005/XINHUA-PR NEWSWIRE-FIRST CALL/ - Intermost Corporation (OTC Bulletin Board:IMOT) today announced they have signed a definitive merger agreement that will combine Intermost and Starwin into a media-related company named Starwin Holding Corporation. Starwin Holding will be a fully media-related corporation dedicated in providing product and services in the US and China market.

Mr. andy Lin, Chief Executive Officer of Intermost, said, "The combination of Intermost and Starwin is extremely compelling for our customers, associates and shareholders as it will create vast revenue recognition opportunities for us in the media industry, supported by our existing product and services; the Equity Exchange platform and technologies from our subsidiaries.".

"Starwin Holding will bring a new Financial Channel to the China market, and our existing Equity Exchange platform will become the major business information content provider to Starwin Financial Channel" said Mr. Lin. "Equity Exchange is an electronic equity exchange trading platform, which is similar to the existing Over-the-Counter Bulletin Board (OTCBB) Exchange in United States. Business information provided by our Equity Exchange platform including but not limited to business and investment opportunities in China, credit ratings, historic and background information of corporations and its shareholders. Currently there are more than 400,000 members trading on our Hainan Special Econormic Zone Property Exchange alone, a close partner of our Equity Exchange. Our Equity Exchange is also working with many other exchanges in China to increase our penetration in the country. Apart from that, China E.com., another platform of Intermost, with a database consisting of more than 100,000 Chinese corporations, can be an asset to Equity Exchange and Starwin financial information service" added Mr. Lin

"Golden Anke, a subsidiary of Intermost has a video streaming technology, aiming to deliver mobile and internet security surveillance capability with Starwin's media content to cellular phone, computer, and PDA that allow wireless operators to offer new services to their subscribers." Said Mr. Lin.

This merger is subject to due diligence on both parties, stockholders' approval and other customary requirement for the closing. A Form 8K will be filed by the Company with the SEC in relation with this transaction.

ABOUT STARWIN MEDIA GROUP

Starwin Media Group Holding, a California corporation in the United States. It is the first US media group aim to cover both US and China with program includes: financial, entertainment, variety chow, talk show, food, travel and education. Starwin's television broadcasting network is actively pursuing setting up a worldwide media network via satellite to bring different culture in the world together on a congenial basis. The operation has been set up, and is ready to launch extensively after the merger.


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ABOUT INTERMOST CORPORATION

Intermost Corporation focuses on the private equity exchange business and the Internet services in China. The former involves the over-the-counter trading of equities and other assets of privately held companies within authorized 'exchanges' in China. In collaboration with its strategic partners, Intermost is to enhance the services to members of the 'exchanges' with the provision of an electronic trading and information platform and other value-added services like multi-function cards. Intermost are also engaged in the provision of Internet services that include Internet company/product promotions, provision of digital security imaging solution and digital imaging systems. For more details, please visit http://www.intermost.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause the Company's results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company assumes no obligations and does not intend to update these forward-looking statements.

Contact:   Intermost Corporation

           andylin@intermost.com

           Tel: 86-755-822-10733
           URL: www.intermost.com
                www.chinae.com

Contact:   Starwin Media Group

           Tel: (626) 912-2199
           pr@starwinmedia.com

Source: Intermost Corporation


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